UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2018

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 26, 2018, Starbucks Corporation, a Washington Corporation (the “Company”) consummated the previously announced transactions under the Transaction Agreement, dated as of May 6, 2018 (the “TA”), by and between the Company and Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Nestlé”), including: (i) the sale by the Company to Nestlé of all of the assets exclusively used or exclusively held for use in the Company’s business of marketing, selling and distributing Starbucks, Starbucks Reserve, Teavana, Seattle’s Best Coffee, Starbucks VIA and Torrefazione Italia branded products in consumer packaged goods and foodservice channels and the assumption by Nestlé of certain liabilities related thereto (such sale and assumption, the “Asset Transfer”) and (ii) the entry by the Company and Nestlé (and, in certain instances, their respective affiliates) into (A) a Master Supply, Distribution and Licensing Agreement (the “MSDLA”); (B) certain Supply and Distribution Agreements (the “Initial Supply and Distribution Agreements”); (C) certain Trademark License Agreements (the “Initial Trademark License Agreements”); and (D) a Transition Services Agreement (the “Transition Services Agreement” and, together with the TA, the MSDLA, the Initial Supply and Distribution Agreements, the Initial Trademark License Agreements, the “Transaction Agreements”).

Pursuant to the terms of the TA and the MSDLA, at the closing of the Asset Transfer (the “Closing”), Nestlé paid the Company $7,150,000,000 in cash, consisting of the following payments: (i) under the TA, a base purchase price of $330,000,000 and an inventory markup of $20,000,000; and (ii) the remaining balance in consideration for entry into the MSDLA, the Initial Supply and Distribution Agreements, the Initial Trademark License Agreements and the rights granted to Nestlé and its affiliates thereunder.

The foregoing description of the TA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the TA, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2018, and is incorporated by reference herein.

The unaudited pro forma financial information giving effect to the transactions contemplated by the TA is filed herewith as Exhibit 99.2.

Item 7.01	Regulation FD Disclosure

The Company’s previously announced guidance for fiscal year 2018 of (1) GAAP EPS in the range of $3.26 to $3.28 and (2) non-GAAP EPS in the range of $2.40-$2.42 were based on the assumption that the transactions contemplated by the TA would be consummated on or after the final day of our 2018 fiscal year. As discussed during the Company’s earnings call for the third fiscal quarter of 2018, the Company believes that the earlier-than-planned Closing of this transaction will negatively impact both fiscal year 2018 GAAP and non-GAAP EPS guidance ranges by $0.02 to $0.03 each.

As previously disclosed, the Company intends to use approximately $5,000,000,000 in after-tax proceeds from the upfront payment to repurchase shares of its common stock in fiscal year 2019.

The upfront payment is largely expected to be amortized as revenue on a straight-line basis with an estimated economic life of 40 years. Additionally, the Company will receive ongoing economics through the sale of products and royalty payments, as discussed further below.

Please see below for a reconciliation of our GAAP to non-GAAP measures.

Year Ended
Consolidated	Sep 30 2018 (Projected)
Diluted net earnings per share (GAAP)	$3.26 - $3.28
East China acquisition gain	(0.99)
Sale of Taiwan joint venture operations	(0.11)
Sale of Tazo brand	(0.25)
Restructuring, impairment and optimization costs[1]	0.14
CAP transaction and integration-related items[2]	0.18
Sale of Brazil retail operations	0.01
2018 U.S. stock award[3]	0.03
Nestlé transaction related costs	0.01
Other tax matters[4]	0.12
Income tax effect on Non-GAAP adjustments[5]	—
Non-GAAP net earnings per share	$2.40 - $2.42

[1]	Represents restructuring, impairment and business optimization costs and inventory write-offs related to these efforts recorded within cost of sales including occupancy costs.
[2]

Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post acquisition integration costs, such as incremental information technology and compensation-related costs.

[3]	Represents incremental stock-based compensation award for U.S. partners (employees).
[4]	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax and undistributed foreign earnings and re-measurement of deferred taxes.
[5]	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to our fiscal 2018 and long-term financial targets. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the integration of East China, the success of our global coffee alliance with Nestlé and the closure of Teavana stores, the acceptance of the Company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be promulgated, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2017. Except as required by law, the Company assumes no obligation to update any of these forward-looking statements.

Item 8.01.	Other Events.

MSDLA

On August 26, 2018, in connection with the Closing, the Company and Nestlé entered into the MSDLA, pursuant to which, among other things, the parties agreed to the establishment of an overall framework for the distribution and supply relationship between the Company and Nestlé for the continued operation and global development of the consumer packaged goods and foodservice distribution channels as set out in the MSDLA (the “Licensed Channels”) by Nestlé.

Supply and Distribution Agreements and Trademark License Agreements

Pursuant to the terms of the MSDLA, the Company and Nestlé: (i) concurrently with the execution of the MSDLA, entered into the Initial Supply and Distribution Agreements and the Initial Trademark License Agreements with respect to the U.S., Canada and certain countries in the European Union (the “Initial Territories”); and (ii) will enter into additional supply and distribution agreements and trademark license agreements with respect to additional international territories, in each case, among other things, for the supply of certain products to Nestlé, the appointment of Nestlé as the Company’s exclusive distributor of certain products (the “Products”) to consumer packaged goods and foodservice customers (subject to certain exceptions) and the grant of certain licenses with respect thereto in the respective territories provided therein.

Governance

Pursuant to the MSDLA, the parties agreed to establish an Operating Committee, a Brands and Business Committee and an Executive Oversight Committee as supervisory bodies to administer the relationship of the parties in relation to the matters covered by the MSDLA.

Manufacturing and Sourcing

For the Initial Territories, the Company will manufacture and package the Products at the Company’s manufacturing sites. For all other territories, the party manufacturing and packaging each Product will be determined on the basis of the cost-effectiveness of such activities, provided that any Nestlé-manufactured Products must comply with the Company’s quality standards and receive the Company’s approval with respect to coffee and in-cup quality for each relevant Product.

The Company will generally retain sole control for sourcing green coffee beans for use in the manufacture of the Products containing roast and ground coffee beans. All other ingredients (other than green coffee beans) will be sourced by the party responsible for manufacturing and packaging the relevant Products.

Pricing

The Company will sell the Products to Nestlé at a price equal to (i) the Company’s fully-landed costs plus an agreed upon mark-up for the Initial Territories and (ii) the Company’s fully-landed costs for any other territory, except that no mark-up will apply to any equipment sales.

Termination and Change of Control

The MSDLA will remain in force unless terminated by: (i) mutual consent; (ii) either party for the other party’s (A) unremedied material breach or (B) insolvency; (iii) the Company (A) for Nestlé’s breach of its covenant not to acquire an interest in any business that owns or operates a certain number of retail coffee establishments in excess of specified percentages of the Company’s retail coffee establishments within the applicable territories, or (B) if Nestlé or its affiliates challenge the validity, or the Company’s or its affiliates’ ownership, of certain Company trademarks licensed to Nestlé under the Initial Trademark License Agreements (the “Licensed Marks”); or (iv) Nestlé for the Company’s breach of its covenant not to acquire a controlling interest in certain Nestlé competitors.

The Company may also terminate: (i) Nestlé’s appointment in relation to certain territories or certain groups of territories, if Nestlé fails to meet certain net sales targets for a period of two consecutive years (however, for most territories this right will not arise until 10 years after Nestlé begins to distribute the Products in such territory), or (ii) Nestlé’s rights in relation to certain Product categories and/or Licensed Channels in certain groups of territories, if Nestlé fails to launch certain Products within three years of an agreed upon launch plan, in both cases (i) and (ii), subject to certain exceptions (any such partial termination, a “Partial Termination”). In the case of a Partial Termination, Nestlé’s rights in relation to the applicable territory, territory group, Product categories and/or Licensed Channels will terminate and, in certain circumstances, the Company will be required to make payments to Nestlé upon exercising the foregoing partial termination rights.

In addition, if a party enters into a definitive agreement resulting in such party being controlled by certain prohibited competitors (a “Change of Control Event”), the other party may elect to: (i) consent to such Change of Control Event; or (ii) terminate the MSDLA, in which case, the operating rights and the related assets will revert to the Company upon the payment by the Company of a termination fee equal to the fair market value of such operating rights and related assets.

Any termination of the MSDLA (other than a Partial Termination) will result in all supply and distribution agreements and trademark license agreements (including the Initial Supply and Distribution Agreements and Initial Trademark License Agreements) being automatically terminated.

Initial Supply and Distribution Agreements

On August 26, 2018, in connection with the Closing, the Company and Nestlé (or, in certain instances, their respective affiliates) entered into the Initial Supply and Distribution Agreements, pursuant to which, among other things, the Company appointed Nestlé as its exclusive distributor (subject to certain exceptions) to market, sell and distribute certain Products in the Initial Territories within the Licensed Channels.

In consideration for the licenses granted pursuant to the Initial Trademark License Agreements, Nestlé will pay to the Company a monthly fee equal to the product of: (i) Nestlé’s net sales of all Products in the Licensed Channels in the applicable territory during the relevant month; and (ii) the applicable royalty rate, which will vary by Product.

Termination

The Initial Supply and Distribution Agreements will continue in force unless terminated: (i) by mutual consent; or (ii) by either party: (A) upon the other party’s unremedied material breach, (B) upon the other party’s insolvency, (C) upon the other party’s assignment of the agreement in violation of its terms, (D) upon the other party becoming a sanctioned person under applicable economic sanctions and export control laws, (E) if any rights, obligations, liabilities or benefits under the agreement or under the Initial Trademark License Agreements become prohibited under economic sanctions and export control laws, or (F) upon the other party’s breach of its economic sanctions and export control or anti-bribery covenants under the agreement.

The Initial Supply and Distribution Agreements will also automatically terminate: (i) if the MSDLA is terminated; (ii) to the extent that the corresponding Initial Trademark License Agreement is terminated (including any Partial Termination under the MSDLA); or (iii) if the distributor entity ceases to be an affiliate of Nestlé and the Initial Supply and Distribution Agreement is not assigned to Nestlé within five business days of such event.

Initial Trademark License Agreements

On August 26, 2018, in connection with the Closing, the Company and Nestlé (or, in certain instances, their respective affiliates) entered into the Initial Trademark License Agreements, pursuant to which, among other things, the Company granted to Nestlé certain licenses related to the Licensed Marks in connection with the marketing, sale and distribution of the Products in the Initial Territories pursuant to the Initial Supply and Distribution Agreements.

Termination

The Initial Trademark License Agreements will continue in force unless terminated: (i) by mutual consent; or (ii) by either party: (A) upon the other party’s unremedied material breach, or (B)

upon the other party’s insolvency. In addition, the applicable Company affiliated licensor (the “Licensor”) may terminate the applicable Initial Trademark License Agreement: (i) upon the Nestlé affiliated licensee’s (the “Licensee”) assignment of the agreement in violation of its terms; (ii) if the Licensee or its affiliates makes unauthorized uses of the Licensed Marks and such unauthorized use is not remedied following notice; (iii) if the Licensee fails to take action against any of its sublicensees (including its Authorized Distributors or Authorized Suppliers, as defined under the Initial Trademark License Agreements), employees, representatives or contractors who makes any unauthorized use of the Licensed Marks and such unauthorized use is not remedied or subject to active enforcement efforts following notice; or (iv) if the Licensee or its affiliates challenge the validity, or the Licensor’s and/or its affiliates’s ownership, of the Licensed Marks. In addition, the Initial Trademark License Agreements will automatically terminate: (i) if the MSDLA is terminated; (ii) to the extent that the corresponding Initial Supply and Distribution Agreement is terminated (including any Partial Termination under the MSDLA); or (iii) if the Licensee ceases to be an affiliate of Nestlé and the Initial Trademark License Agreement was not assigned to Nestlé or an affiliate of Nestlé prior thereto.

Press Release

On August 28, 2018, the Company issued a press release announcing the completion of the transactions contemplated by the TA. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated as of August 28, 2018

99.2	Unaudited Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: August 28, 2018	By:	/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer